EXHIBIT 10.6

December 11, 2022

Dear Yufang,

We are pleased to extend to you an offer of employment with lnmagene LLC. This offer is for an exempt, fulltime position as Chief Medical Officer (CMO). Your projected starting date will be February 14, 2023.

You will be compensated at a rate of$ 432,000.00 annually and will be entitled to a year-end performance-based bonus (target at 30% of the base salary; subject to performance review).

In addition, upon the formal Board approval, you will receive 12,500,000 shares of stock options, subject to the terms in the Company's standard ESOP plan, including but not limited to, the standard vesting schedule.

As an lnmagene LLC employee you will be entitled to medical, dental, and ancillary benefits, as well as paid vacation, sick leave and national holidays, according to lnmagene LLC's employee policies. Additionally, lnmagene LLC offers a 401K retirement plan with a 4% company match.

Under the Immigration Reform and Control Act (IRCA), our company is required to verify the identity and work authorization of all newly hired employees. Therefore, if you accept this position, you will be required to complete a Form 1-9 upon hire. Within three business days of employment, you will need to provide acceptable documentation (as noted on the Form 1-9) of your identity and work authorization.

You will be required to sign lnmagene's standard employment agreements, including but not limited to confidentiality agreements upon joining. Please note that this offer letter is not legally binding.

Finally, this offer is contingent upon your signing below and returning the signed letter within three days of receiving the letter. If you have any questions, please do not hesitate to contact us.

I would like to give you a warm personal welcome! We are impressed by your qualities and want to work with you to build a great company together. I look forward to a long-term and mutually rewarding relationship with you.

Sincerely,

/s/ Jonathan Wang
Jonathan Wang
Chairman and CEO
lnmagene Biopharmaceuticals

Confirmed acceptance of the above offer:

/s/ Yufang Lu

Signature:	Date: 12 Dec. 2022

Name: Yufang Lu